Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form F-4 of our report dated March 2, 2005 relating to the financial statements of UFJ Holdings, Inc., which appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/  ChuoAoyama PricewaterhouseCoopers

Tokyo, Japan

March 3, 2005